As filed with the Securities and Exchange Commission on August 1, 1996

================================================================================

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   SUGEN, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                            ------------------------

       DELAWARE                                     13-3629196
- -------------------------               ------------------------------------
 (State of Incorporation)               (I.R.S. Employer Identification No.)

                            ------------------------

                               515 Galveston Drive
                         Redwood City, California 94063
                                 (415) 306-7700
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            ------------------------

          LONG-TERM OBJECTIVES STOCK OPTION PLAN FOR SENIOR MANAGEMENT
          ------------------------------------------------------------
                            (Full title of the plans)

                               Stephen Evans-Freke
                              Chairman of the Board
                                   SUGEN, Inc.
                               515 Galveston Drive
                         Redwood City, California 94063
                                 (415) 306-7700
- --------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:
                            Brian C. Cunningham, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                              Five Palo Alto Square
                               Palo Alto, CA 94306
                                 (415) 843-5000

                            ------------------------

                                                   CALCULATION OF REGISTRATION FEE
=========================================================================================================================
     Title of                                  Proposed Maximum          Proposed Maximum
  Securities to         Amount to be          Offering Price Per        Aggregate Offering             Amount of
  be Registered          Registered                 Share                    Price (1)              Registration Fee
=========================================================================================================================
 Common Stock          45,000 shares              $9.67 (1)               $435,150 (1)                   $150.05
 issuable upon
 exercise of
 stock options
 issued pursuant
 to the terms of
 the Long-Term
 Objectives
 Stock Option
 Plan for Senior
 Management

=========================================================================================================================

- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h). The price per share is based upon the exercise price of the stock option grants.

- --------------------------------------------------------------------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
                       STATEMENT ON FORM S-8 NO. 33-99152

     The contents of Registration Statement on Form S-8 No. 33-99152 filed with the Securities and Exchange Commission on November 9, 1995 are incorporated by reference herein.



                                    EXHIBITS

Exhibit
Number

5.1   Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1  Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5 to this Registration Statement.

24    Power of Attorney is contained on the signature pages.

99.1 Long-Term Objectives Stock Option Plan for Senior Management, as amended as of May 23, 1996.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, County of San Mateo, State of California, on July 30, 1996.


                                   SUGEN, Inc.



                                   By       /s/ Stephen Evans-Freke
                                      ---------------------------------------
                                            Stephen Evans-Freke
                                            Chief Executive Officer and
                                            Chairman of the Board



                                POWER OF ATTORNEY


     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below constitutes and appoints Stephen Evans-Freke and Christine E. Gray-Smith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.


Signature                             Title                                       Date

/s/ Stephen Evans-Freke               Chief Executive Officer and                 July 30, 1996
- ------------------------------        Chairman of the Board
(Stephen Evans-Freke)                 (Principal Executive Officer)


/s/ Christine E. Gray-Smith           Senior Director of Finance                  July 30, 1996
- ------------------------------        (Principal Financial and
(Christine E. Gray-Smith)             Accounting Officer)



- ------------------------------        Director                                           , 1996
(Axel Ullrich)


/s/ Richard D. Spizzirri              Director                                    July 30, 1996
- ------------------------------
(Richard D. Spizzirri)


                                        4


/s/ Anthony B. Evnin                  Director                                    July 30, 1996
- ------------------------------
(Anthony B. Evnin)


/s/ Charles M. Hartman                Director                                    July 30, 1996
- ------------------------------
(Charles M. Hartman)


/s/ Heinrich Kuhn                     Director                                    July 30, 1996
- ------------------------------
(Heinrich Kuhn)


/s/ Donald E. Nickelson               Director                                    July 30, 1996
- ------------------------------
(Donald E. Nickelson)


/s/ Bruce R. Ross                     Director                                    July 30, 1996
- ------------------------------
(Bruce R. Ross)


/s/ Glenn S. Utt, Jr.                 Director                                    July 30, 1996
- ------------------------------
(Glenn S. Utt, Jr.)


/s/ Michael A. Wall                   Director                                    July 30, 1996
- ------------------------------
(Michael A. Wall)




                                  EXHIBIT INDEX

Exhibit                                                                                          Sequential
Number                     Description                                                           Page Number

5.1               Opinion of Cooley Godward Castro Huddleson & Tatum.                                 7

23.1              Consent of Ernst & Young LLP, independent auditors                                  8

23.2              Consent of Cooley Godward Castro Huddleson & Tatum is contained                     7
                  in Exhibit 5 to this Registration Statement.

24                Power of Attorney is contained on the signature pages.                              3

99.1              Long-Term Objectives Stock Option Plan for Senior Management, as amended            9
                  as of May 23, 1996.



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